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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-190734) pertaining to the Athlon Energy Inc. 2013 Incentive Award Plan of our report dated March 7, 2014, with respect to the consolidated financial statements of Athlon Energy Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Fort Worth, Texas
March 7, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm